                                                                    EXHIBIT 3(i)


DEAN HELLER
SECRETARY OF STATE

                                 CERTIFICATE OF
                                   AMENDMENT
                             (PURSUANT TO NRS 78.385
                             AND 78.390)


101 North Carson Street, Suite 3
Carson City, Nevada  89701-4786
(775) 684-5708

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         IMPORTANT:  READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                          FOR NEVADA PROFIT CORPORATION
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE-


1.       Name of corporation:       Auric Metals Corporation
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2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended to change the name of the corporation to Brainworks Ventures, Inc.

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority vote.*
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4.       Signatures (Required):

  /s/  Donald Ratajczak                             /s/  Marc J. Schwartz
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PRESIDENT or VICE PRESIDENT           and       SECRETARY or ASST. SECRETARY

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.